PRESS RELEASE Bill Seymour VP of Investor Relations T + 1 978 436 6500 irelations@entegris.com

Exhibit 99.1
FOR RELEASE AT 6:00 AM EST

ENTEGRIS REPORTS SOLID RESULTS IN THIRD QUARTER OF 2018

•Record third-quarter revenue of $398.6 million grew 15% from prior year
•GAAP net income per diluted share of $0.34 increased 21% from a year ago
•Non-GAAP net income per diluted share of $0.46 increased 15% from a year ago

BILLERICA, Mass., October 25, 2018 - Entegris, Inc. (NasdaqGS: ENTG), a leader in specialty chemicals and advanced materials solutions for the microelectronics industry, today reported its financial results for the Company’s third quarter ended September 29, 2018.
Third-quarter sales were $398.6 million, an increase of 15% from the same quarter last year and a 4% increase sequentially. Third-quarter net income was $48.1 million, or $0.34 per diluted share, which included $21.4 million of amortization of intangible assets, a $3.3 million charge for fair value write-up of acquired inventory sold, a $2.6 million net tax effect related to the Tax Cuts and Jobs Act, $0.8 million of integration costs and transaction expenses associated with the purchase of SAES Pure Gas and $0.5 million of a loss on the sale of a cleaning services business based in France. Non-GAAP net income of $65.6 million, or $0.46 per diluted share, both increased 15%, compared to the third quarter of 2017.
For the first nine months of fiscal 2018, sales of $1.1 billion increased 16% from the same period a year ago. For the first nine months of 2018, net income was $160.0 million, or $1.12 per share, which included $45.1 million of amortization of intangible assets, a $0.4 million net tax effect related to the Tax Cuts and Jobs Act, $7.1 million of integration costs and transaction expenses associated with the purchase of SAES Pure Gas, a $3.5 million charge for fair value write-up of acquired inventory sold, and $0.5 million of a loss on the sale of a cleaning services business based in France. Non-GAAP net income for the first nine months of 2018 of $203.5 million, or $1.42 per diluted share, both increased 39% compared to the first nine months of 2017.
Bertrand Loy, president and chief executive officer, said: "In the third quarter we demonstrated the value and resilience of our broad unit driven business platform, as we achieved record sales and delivered solid performance in a mixed environment. Our recent acquisition of SAES Pure Gas is performing well and its sales have exceeded our expectations during the quarter, reflecting key secular demand drivers for higher process purity."

Mr. Loy added:  "Our unique capability to address the industry's increasing materials complexity and purity challenges is driving our long-term growth prospects and our ability to outperform the market. For the full year 2018 we expect to leverage our sales growth of approximately 15 percent into growth of our non-GAAP earnings per share of approximately 30 percent."

_________________________________________________________________________
ENTEGRIS, INC.	129 Concord Road, Building 2	T + 1 978 436 6500
entegris.com	Billerica, MA 01821 USA	F + 1 978 436 6745

Quarterly Financial Results Summary
(in thousands, except per share data)

GAAP Results	Q3-2018	Q3-2017	Q2-2018
Net sales	$398,597	$345,591	$383,059
Operating income	$67,975	$60,655	$74,933
Operating margin	17.1%	17.6%	19.6%
Net income	$48,060	$40,902	$54,349
Diluted earnings per share (EPS)	$0.34	$0.28	$0.38
Non-GAAP Results
Non-GAAP adjusted operating income	$93,893	$81,077	$93,473
Non-GAAP adjusted operating margin	23.6%	23.5%	24.4%
Non-GAAP net income	$65,621	$56,989	$69,835
Non-GAAP EPS	$0.46	$0.40	$0.49
Fourth-Quarter Outlook
For the fourth quarter ending December 31, 2018, the Company expects sales of $380 million to $400 million, net income of $43 million to $53 million and net income per diluted share between $0.30 and $0.37. On a non-GAAP basis, EPS is expected to range from $0.41 to $0.48 per diluted share, which reflects net income on a non-GAAP basis in the range of $59 million to $69 million, which is adjusted for expected amortization and integration expenses of approximately $21 million, or $0.11 per share.
Segment Results
The Company reports its results in the following segments:
Specialty Chemicals and Engineered Materials (SCEM): SCEM provides high-performance and high-purity process chemistries, gases and materials, as well as safe and efficient delivery systems to support semiconductor and other advanced manufacturing processes.
Microcontamination Control (MC): MC solutions purify critical liquid chemistries and gases used in semiconductor manufacturing processes and other high-technology industries.
Advanced Materials Handling (AMH): AMH develops solutions to monitor, protect, transport, and deliver critical liquid chemistries and substrates for a broad set of applications in the semiconductor industry and other high-technology industries.
Third-Quarter Results Conference Call Details
Entegris will hold a conference call to discuss its results for the third quarter on Thursday, October 25, 2018, at 9:00 a.m. Eastern Time. Participants should dial 888-204-4368 or +1 323-794-2423, referencing confirmation code 1918715. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. For a replay of the call, please Click Here using passcode 1918715. The replay will be available starting at 12:00 p.m. ET on Thursday, October 25 through December 8, 2018 at 12:00 p.m. ET.

The call can also be accessed live and on-demand from the Entegris website. Point your web browser to
http://investor.entegris.com/events.cfm and follow the link to the webcast. The on-demand playback will be available for six weeks after the conclusion of the teleconference.

Management’s slide presentation concerning the results for the third quarter, which may be referred to during the call, will be posted on the investor relations section of www.entegris.com Thursday morning before the call.

Entegris, Inc. | page 2 of 12

ABOUT ENTEGRIS
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.
Non-GAAP Information
The Company’s condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA, Adjusted Gross Profit, Adjusted Segment Profit, and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring business operating results, such as amortization, depreciation and discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing and understanding our results and performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze our business. The reconciliations of GAAP Net Income (Loss) to Adjusted Operating Income and Adjusted EBITDA, and GAAP Net Income (Loss) to Non-GAAP Earnings per Share are included elsewhere in this release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to future period guidance; future sales, net income, net income per diluted share, non-GAAP EPS, non-GAAP net income, expenses and other financial metrics; our performance relative to our markets; market and technology trends; the development of new products and the success of their introductions; Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, debt repayments and potential acquisitions; the effect of the Tax Cuts and Jobs Act on our capital allocation strategy; the impact of the acquisitions we have made and commercial partnerships we have established; our ability to execute on our strategies; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, weakening of global and/or regional economic conditions, generally or specifically in the semiconductor industry, which could decrease the demand for our products and solutions; our ability to meet rapid demand shifts; our ability to continue technological innovation and introduce new products to meet our customers' rapidly changing requirements; our concentrated customer base; our ability to identify, effect and integrate acquisitions, joint ventures or other transactions; our ability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; our dependence on sole source and limited source suppliers; the increasing complexity of certain manufacturing processes; raw material shortages and price increases; changes in government regulations of the countries in which we operate; fluctuation of currency exchange rates; fluctuations in the market price of Entegris’ stock; the level of, and obligations associated with, our indebtedness; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 15, 2018, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Entegris, Inc. | page 3 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended
	September 29, 2018	September 30, 2017	June 30, 2018
Net sales	$398,597	$345,591	$383,059
Cost of sales	216,881	190,184	200,681
Gross profit	181,716	155,407	182,378
Selling, general and administrative expenses	62,358	57,699	65,200
Engineering, research and development expenses	29,964	26,002	30,231
Amortization of intangible assets	21,419	11,051	12,014
Operating income	67,975	60,655	74,933
Interest expense, net	7,678	7,599	6,925
Other expense, net	810	2,906	3,877
Income before income tax expense	59,487	50,150	64,131
Income tax expense	11,427	9,248	9,782
Net income	$48,060	$40,902	$54,349

Basic net income per common share:	$0.34	$0.29	$0.38
Diluted net income per common share:	$0.34	$0.28	$0.38
Cash dividends declared per common share:	$0.07	—	$0.07

Weighted average shares outstanding:
Basic	141,556	141,684	141,701
Diluted	143,033	143,594	143,238

Entegris, Inc. | page 4 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Nine months ended
	September 29, 2018	September 30, 2017
Net sales	$1,148,855	$991,970
Cost of sales	608,764	546,664
Gross profit	540,091	445,306
Selling, general and administrative expenses	185,827	161,176
Engineering, research and development expenses	87,781	80,462
Amortization of intangible assets	45,102	33,003
Operating income	221,381	170,665
Interest expense, net	21,829	24,095
Other expense, net	4,826	3,762
Income before income tax expense	194,726	142,808
Income tax expense	34,755	29,401
Net income	$159,971	$113,407

Basic net income per common share:	$1.13	$0.80
Diluted net income per common share:	$1.12	$0.79
Cash dividends declared per common share:	$0.21	—

Weighted average shares outstanding:
Basic	141,613	141,627
Diluted	143,308	143,472

Entegris, Inc. | page 5 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 29, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$294,893	$625,408
Accounts receivable, net	212,729	183,434
Inventories	264,090	198,089
Deferred tax charges and refundable income taxes	25,191	18,012
Other current assets	24,043	32,665
Total current assets	820,946	1,057,608

Property, plant and equipment, net	393,706	359,523

Goodwill	542,235	359,688
Intangible assets	323,379	182,430
Deferred tax assets	11,735	9,103
Other assets	11,455	7,820
Total assets	$2,103,456	$1,976,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt, current maturities	—	$100,000
Accounts payable	74,590	68,762
Accrued liabilities	116,285	99,374
Income tax payable	20,137	22,835
Total current liabilities	211,012	290,971

Long-term debt, excluding current maturities	650,625	574,380
Other liabilities	158,148	117,803
Shareholders’ equity	1,083,671	993,018
Total liabilities and shareholders’ equity	$2,103,456	$1,976,172

Entegris, Inc. | page 6 of 12

Entegris, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Operating activities:
Net income	$48,060	$40,902	$159,971	$113,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,537	14,785	48,236	43,173
Amortization	21,419	11,051	45,102	33,003
Stock-based compensation expense	4,170	3,548	12,727	11,457
Provision for deferred income taxes	691	(2,953)	(1,066)	254
Other	5,944	13,898	10,584	24,028
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(11,400)	(12,313)	(8,713)	(15,345)
Inventories	(6,316)	(1,047)	(28,788)	(14,884)
Accounts payable and accrued liabilities	5,526	20,911	(9,440)	7,598
Income taxes payable and refundable income taxes	(1,678)	(1,293)	(9,193)	1,664
Other	1,190	1,552	1,829	3,277
Net cash provided by operating activities	84,143	89,041	221,249	207,632
Investing activities:
Acquisition of property and equipment	(27,900)	(25,447)	(75,337)	(67,939)
Acquisition of businesses, net of cash acquired	(43)		(380,268)	(20,000)
Other	3,109	863	5,014	1,074
Net cash used in investing activities	(24,834)	(24,584)	(450,591)	(86,865)
Financing activities:
Payments on long-term debt	—	(25,000)	(27,000)	(75,000)
Issuance of common stock	2	677	3,029	3,582
Taxes paid related to net share settlement of equity awards	(139)	(168)	(14,552)	(5,407)
Repurchase and retirement of common stock	(10,000)	(10,000)	(30,000)	(18,000)
Dividend payments	(9,899)	—	(29,701)	—
Other	(250)		1,254	(1,270)
Net cash used in financing activities	(20,286)	(34,491)	(96,970)	(96,095)
Effect of exchange rate changes on cash	(1,236)	(404)	(4,203)	4,136
Increase (Decrease) in cash and cash equivalents	37,787	29,562	(330,515)	28,808
Cash and cash equivalents at beginning of period	257,106	405,635	625,408	406,389
Cash and cash equivalents at end of period	$294,893	$435,197	$294,893	$435,197

Entegris, Inc. | page 7 of 12

Entegris, Inc. and Subsidiaries
Segment Information
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
Net sales	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
Specialty Chemicals and Engineered Materials	$131,234	$124,522	$134,336	$396,313	$360,131
Microcontamination Control	151,345	116,113	124,681	394,663	320,575
Advanced Materials Handling	116,018	104,956	124,042	357,879	311,264
Total net sales	$398,597	$345,591	$383,059	$1,148,855	$991,970

	Three months ended			Nine months ended
Segment profit[1]	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
Specialty Chemicals and Engineered Materials	$31,860	$29,539	$37,316	$100,738	$81,727
Microcontamination Control	44,530	39,302	39,054	125,575	102,085
Advanced Materials Handling	19,494	12,483	23,114	65,750	41,612
Total segment profit	95,884	81,324	99,484	292,063	225,424
Amortization of intangibles	21,419	11,051	12,014	45,102	33,003
Unallocated expenses	6,490	9,618	12,537	25,580	21,756
Total operating income	$67,975	$60,655	$74,933	$221,381	$170,665

1Beginning in the first quarter of 2018, the Company has changed its definition of segment profit to include an allocation of certain general and administrative costs for the Company’s human resources, finance and information technology functions previously unallocated by the Company. Prior quarter information was recast to reflect the change in the Company's definition of segment profit.

Entegris, Inc. | page 8 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
Net sales	$398,597	$345,591	$383,059	$1,148,855	$991,970
Gross profit-GAAP	$181,716	$155,407	$182,378	$540,091	$445,306
Adjustments to gross profit:
Severance related to organizational realignment	—	740	—	—	740
Charge for fair value mark-up of acquired inventory sold	3,281	—	208	3,489	—
Impairment of equipment	—	3,364	—	—	5,330
Adjusted gross profit	$184,997	$159,511	$182,586	$543,580	$451,376

Gross margin - as a % of net sales	45.6%	45.0%	47.6%	47.0%	44.9%
Adjusted gross margin - as a % of net sales	46.4%	46.2%	47.7%	47.3%	45.5%

Entegris, Inc. | page 9 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Segment Profit to Adjusted Operating Income
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
Segment profit-GAAP	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
Specialty Chemicals and Engineered Materials	$31,860	$29,539	$37,316	$100,738	$81,727
Microcontamination Control	44,530	39,302	39,054	125,575	102,085
Advanced Materials Handling	19,494	12,483	23,114	65,750	41,612
Total segment profit	95,884	81,324	99,484	292,063	225,424
Amortization of intangible assets	21,419	11,051	12,014	45,102	33,003
Unallocated expenses	6,490	9,618	12,537	25,580	21,756
Total operating income	$67,975	$60,655	$74,933	$221,381	$170,665

	Three months ended			Nine months ended
Adjusted segment profit	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
Specialty Chemicals and Engineered Materials[1]	$31,860	$29,553	$37,316	$100,738	$81,741
Microcontamination Control [2]	47,811	39,498	39,262	129,064	103,724
Advanced Materials Handling [3]	19,960	17,704	23,114	66,216	49,119
Total adjusted segment profit	99,631	86,755	99,692	296,018	234,584
Amortization of intangible assets[4]	—	—	—	—	—
Unallocated expenses[5]	5,738	5,678	6,219	18,510	17,816
Total adjusted operating income	$93,893	$81,077	$93,473	$277,508	$216,768

1Adjusted segment profit for Specialty Chemicals and Engineered Materials for the three months and nine months ended September 30, 2017 excludes charges for severance related to organizational realignment of $14.
2Adjusted segment profit for Microcontamination Control for the three months ended September 29, 2018 and June 30, 2018 excludes charges for fair value mark-up of acquired inventory sold of $3,281 and $208, respectively. Adjusted segment profit for Microcontamination Control for the nine months ended September 29, 2018 excludes charges for fair value mark-up of acquired inventory sold of $3,489. Adjusted segment profit for Microcontamination Control excludes charges for impairment of equipment and severance related to organizational realignment of $196 and $1,639 for the three and nine months ended September 30, 2017, respectively.
3 Adjusted segment profit for Advanced Material Handling excludes loss on sale of subsidiary of $466 for the three and nine months ended September 29, 2018, respectively. Adjusted segment profit for Advanced Material Handling excludes charges for impairment of equipment and severance related to organizational realignment of $5,221 and $7,507 for the three and nine months ended September 30, 2017, respectively.
4 Adjusted amortization of intangible assets excludes amortization expense of $21,419, $11,051 and $12,014 for the three months ended September 29, 2018, September 30, 2017, and June 30, 2018, respectively and $45,102 and $33,003 for the nine months ended September 29, 2018 and September 30, 2017, respectively.
5 Adjusted unallocated expenses for the three months ended September 29, 2018 exclude integration expenses of $752. Adjusted unallocated expenses for the three months ended June 30, 2018 exclude deal costs and integration expenses of $5,121 and $1,197, respectively.
Adjusted unallocated expenses for the nine months ended September 29, 2018 exclude deal costs and integration expenses of $5,121 and $1,949, respectively. Adjusted unallocated expenses excludes charges for impairment of intangibles and severance related to organizational realignment of $3,940 for the three and nine months ended September 30, 2017, respectively.

Entegris, Inc. | page 10 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Operating Income and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended			Nine months ended
	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
Net sales	$398,597	$345,591	$383,059	$1,148,855	$991,970
Net income	$48,060	$40,902	$54,349	$159,971	$113,407
Adjustments to net income:
Income tax expense	11,427	9,248	9,782	34,755	29,401
Interest expense, net	7,678	7,599	6,925	21,829	24,095
Other expense, net	810	2,906	3,877	4,826	3,762
GAAP - Operating income	67,975	60,655	74,933	221,381	170,665
Charge for fair value write-up of acquired inventory sold	3,281	—	208	3,489	—
Deal Costs	—	—	5,121	5,121	—
Integration Costs	752	—	1,197	1,949	—
Severance	—	2,141	—	—	2,700
Impairment of equipment and intangibles[1]	—	7,230	—	—	10,400
Loss on sale of subsidiary	466	—	—	466	—
Amortization of intangible assets	21,419	11,051	12,014	45,102	33,003
Adjusted operating income	93,893	81,077	93,473	277,508	216,768
Depreciation	16,537	14,785	15,802	48,236	43,173
Adjusted EBITDA	$110,430	$95,862	$109,275	$325,744	$259,941

Adjusted operating margin	23.6%	23.5%	24.4%	24.2%	21.9%
Adjusted EBITDA - as a % of net sales	27.7%	27.7%	28.5%	28.4%	26.2%

1 Includes product line impairment charges of $3,364 and $5,330 classified as cost of sales for the three and nine months ended September 30, 2017, respectively.

Includes Jetalon intangible impairment charge of $3,866 classified as selling general and administrative expense for both the three and nine months ended September 30, 2017.

Includes product line impairment charge of $320 classified as selling general and administrative expense for the nine months ended September 30, 2017.

Includes product line impairment charge of $884 classified as engineering, research and development expense for the nine months ended September 30, 2017.

Entegris, Inc. | page 11 of 12

Entegris, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Non-GAAP Earnings per Share
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	September 29, 2018	September 30, 2017	June 30, 2018	September 29, 2018	September 30, 2017
GAAP net income	$48,060	$40,902	$54,349	$159,971	$113,407
Adjustments to net income:
Charge for fair value write-up of acquired inventory sold	3,281	—	208	3,489	—
Deal Costs	—	—	5,121	5,121	—
Integration Costs	752	—	1,197	1,949	—
Severance	—	2,141	—	—	2,700
Impairment of equipment and intangibles[1]	—	10,030	—	—	13,200
Loss on sale of subsidiary	466	—	—	466	—
Amortization of intangible assets	21,419	11,051	12,014	45,102	33,003
Tax effect of adjustments to net income and discrete items[2]	(5,797)	(7,135)	(3,702)	(12,209)	(15,661)
Tax effect of Tax Cuts and Jobs Act	(2,560)	—	$648	(418)	—
Non-GAAP net income	$65,621	$56,989	$69,835	$203,471	$146,649

Diluted earnings per common share	$0.34	$0.28	$0.38	$1.12	$0.79
Effect of adjustments to net income	$0.12	$0.11	$0.11	$0.30	$0.23
Diluted non-GAAP earnings per common share	$0.46	$0.40	$0.49	$1.42	$1.02

1 Includes product line impairment charges of $3,364 and $5,330 classified as cost of sales for the three and nine months ended September 30, 2017, respectively.

Includes Jetalon intangible impairment charge of $3,866 classified as selling general and administrative expense for both the three and nine months ended September 30, 2017.

Includes product line impairment charge of $320 classified as selling general and administrative expense for the nine months ended September 30, 2017.

Includes product line impairment charge of $884 classified as engineering, research and development expense for the nine months ended September 30, 2017.

Includes product line impairment charge of $2,800 classified as other expense for both the three and nine months ended September 30, 2017.
2The tax effect of pre-tax adjustments to net income was calculated using the applicable marginal tax rate during the respective years.

### END ###

Entegris, Inc. | page 12 of 12